EXHIBIT 5.1



March 23, 2005


Center Bancorp, Inc.
2455 Morris Avenue
Union, New Jersey 07083-0007

Re: Center Bancorp, Inc. - Registration Statement on Form S-4

Ladies & Gentlemen:

We are acting as special counsel to Center Bancorp, Inc., a New Jersey corporation ("Center"), in connection with the Registration Statement on Form S-4 being filed by Center with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 1,041,898 shares of Center Common Stock, no par value ("Center Common Stock"), proposed to be issued in connection with the merger (the "Merger") of Red Oak Bank, a commercial bank chartered under the laws of the State of New Jersey ("Red Oak"), with and into Union Center National Bank, a national bank and a wholly-owned subsidiary of Center ("Union Center"), as described in the proxy statement and prospectus that is a part of the Registration Statement. In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Center, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, we are of the opinion that the shares of Center Common Stock being registered under the Registration Statement, when issued pursuant to the merger following approval of the Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005, by and among Center, Union Center and Red Oak, by the appropriate bank regulatory agencies and the requisite vote of the shareholders of Red Oak, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the proxy statement and prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ LOWENSTEIN SANDLER PC
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                                                     LOWENSTEIN SANDLER PC